SCHEDULE 14C

                Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[   ]  Preliminary Information Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
         14c-5(d)(2))
[ X ]  Definitive Information Statement

        USAllianz Variable Insurance Products Trust
        ------------------------------------------
       (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):
[ X  ]  No fee required
[    ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

         1) Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)   Proposed maximum aggregate value of transaction:

         5)   Total fee paid:

[    ]  Fee paid previously with preliminary materials.

[    ]  Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

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         4) Date Filed:

1


                   USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

                             5701 GOLDEN HILLS DRIVE
                              MINNEAPOLIS, MN 55416

                   USAZ SALOMON BROTHERS LARGE CAP GROWTH FUND
                 (FORMERLY KNOWN AS THE USAZ AIM BLUE CHIP FUND)

                              INFORMATION STATEMENT

This information statement is being provided on behalf of the Board of Trustees (the "Board") of the USAllianz Variable Insurance Products Trust (the "Trust") by Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (collectively "Allianz") to owners of certain variable annuity contracts and variable life insurance policies ("Variable Contracts") issued by Allianz.

On February 26, 2005, the Board, meeting in person, voted to replace AIM Capital Management, Inc. ("AIM"), the investment subadviser for the USAZ AIM Blue Chip Fund, with Salomon Brothers Asset Management Inc. ("SaBAM"), effective April 4, 2005. The Board approved a subadvisory agreement (also referred to as a "portfolio management agreement") between the Trust and SaBAM without shareholder approval pursuant to an exemptive order issued to the Trust and the Trust's investment manager, USAllianz Advisers, LLC ("USAllianz Advisers") by the U.S. Securities and Exchange Commission (the "SEC") on September 17, 2002 (the "Exemptive Order"). The Exemptive Order permits USAllianz Advisers, subject to oversight by the Board, to hire new subadvisers and to make certain changes to existing subadvisory agreements, without obtaining shareholder approval.

In connection with replacing AIM with SaBAM, the Board also approved changing the name of the USAZ AIM Blue Chip Fund to the USAZ Salomon Brothers Large Cap Growth Fund (the "Fund").

Pursuant to the terms of the Exemptive Order, this information statement is being provided to owners of Variable Contracts. This information statement describes the circumstances surrounding the Board's approval of the change in subadvisers and provides you with an overview of the terms of the agreement with SaBAM. CONTRACT OWNERS DO NOT NEED TO TAKE ANY ACTION; THIS STATEMENT IS PROVIDED FOR INFORMATION ONLY. The approximate mailing date of this information statement is July 1, 2005.



           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT
                              TO SEND US A PROXY.

                               GENERAL INFORMATION


USALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

The Trust is a Delaware business trust of the series type organized under an Agreement and Declaration of Trust dated July 13, 1999 and is registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Trust is comprised of 27 separate investment portfolios, each of which is, in effect, a separate mutual fund.

The Trust currently offers each series of its shares to one or more separate accounts of Allianz as funding vehicles for certain Variable Contracts issued by Allianz through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company and a separate prospectus, which accompanies the prospectus for the Trust, describes the separate account and the Variable Contracts issued through it.

USALLIANZ ADVISERS, LLC

Pursuant to an investment management agreement originally approved by the Board on April 11, 2001 (the "Investment Management Agreement"), USAllianz Advisers serves as the Trust's investment manager. USAllianz Advisers is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). USAllianz Advisers is a wholly owned subsidiary of Allianz Life Insurance Company of North America. Its principal business address is 5701 Golden Hills Drive, Minneapolis, MN 55416.

USAllianz Advisers is responsible for the overall management of the Trust and for retaining subadvisers to manage the assets of each fund according to its investment objective and strategies. USAllianz Advisers has engaged at least one subadviser for each fund to act as that fund's investment subadviser to provide day-to-day portfolio management.

The Board approved an amendment to the Investment Management Agreement to add the USAZ AIM Blue Chip Fund as a series of the Trust on May 1, 2002. The Board approved the appointment of SaBAM as the new subadviser of this series of the Trust, and a change of name of the series to USAZ Salomon Brothers Large Cap Growth Fund, on February 26, 2005. To date, the Investment Management Agreement between the Trust and USAllianz Advisers has not been required to be submitted for approval by shareholders.

Section 15(a) of the 1940 Act generally requires that a majority of the Fund's outstanding voting securities approve any subadvisory agreement for the Fund. However, the Exemptive Order permits USAllianz Advisers to use a "manager of managers" approach to selecting and supervising subadvisers to manage the investments of the Fund and, on behalf of the Trust, to enter into and materially amend subadvisory agreements without shareholder approval.

Using the "manager of managers" approach, USAllianz Advisers selects subadvisers based on a continuing quantitative and qualitative evaluation of their skills and abilities in managing assets pursuant to a particular investment style. Although USAllianz Advisers does not anticipate frequent changes in subadvisers, pursuant to the Exemptive Order, USAllianz Advisers may replace a fund's subadviser, or add another subadviser for a fund, without imposing the costs and delays of obtaining shareholder approval.

ADMINISTRATOR AND DISTRIBUTOR

BISYS Fund Services Ohio, Inc. ("BISYS"), whose address is 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Trust's administrator, transfer agent and fund accountant. Administrative services provided by BISYS include providing office space, equipment and clerical personnel to the Trust and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services. BISYS also serves as the principal distributor of the Trust.

                              INVESTMENT SUBADVISER

REPLACEMENT OF AIM CAPITAL MANAGEMENT, INC. WITH SALOMON BROTHERS ASSET MANAGEMENT INC.

On February 26, 2005, USAllianz Advisers recommended to the Board that AIM be replaced by SaBAM, and on that same day, the Board voted to replace AIM with SaBAM effective April 4, 2005.

In connection with replacing AIM with SaBAM as the investment subadviser for the USAZ AIM Blue Chip Fund, the Board also approved changing the name of the Fund to the USAZ Salomon Brothers Large Cap Growth Fund.

SALOMON BROTHERS ASSET MANAGEMENT INC.

SaBAM is a registered investment adviser under the Advisers Act. Its principal place of business is 399 Park Avenue, New York, NY 10022. As of March 31, 2005, SaBAM had aggregate assets under management of approximately $82.5 billion. SaBAM was registered with the SEC as an adviser on May 13, 1988.

SaBAM is a wholly owned subsidiary of Citigroup Financial Products, Inc., which is a wholly-owned subsidiary of Citigroup Global Markets Holdings, Inc., which is a wholly-owned subsidiary of Citigroup, Inc., a publicly-traded company. The address for each of these parent corporations in 399 Park Avenue, New York, NY 10022.

The name and principal occupation of the principal executive officers and directors of SaBAM are set forth in the following table. The address of each such individual is that of SaBAM.


---------------------------------- --------------------------------------------------------------------------
              NAME                                           PRINCIPAL OCCUPATION
---------------------------------- --------------------------------------------------------------------------
---------------------------------- --------------------------------------------------------------------------
Evan L. Merberg                    Director, Managing Director and Head - Global Institutional and
                                   International Retail Business
---------------------------------- --------------------------------------------------------------------------
---------------------------------- --------------------------------------------------------------------------
Peter J. Wilby                     Director and Managing Director
---------------------------------- --------------------------------------------------------------------------
---------------------------------- --------------------------------------------------------------------------
Michael F. Rosenbaum               Chief Legal Officer and Managing Director
---------------------------------- --------------------------------------------------------------------------
---------------------------------- --------------------------------------------------------------------------
Jeffrey S. Scott                   Chief Compliance Officer
---------------------------------- --------------------------------------------------------------------------
---------------------------------- --------------------------------------------------------------------------
Michael Even                       Director and Co-Head, Global Chief Investment Officer - Citigroup Asset
                                   Management
---------------------------------- --------------------------------------------------------------------------
---------------------------------- --------------------------------------------------------------------------
Robert Feitler                     Director and Portfolio Manager
---------------------------------- --------------------------------------------------------------------------
---------------------------------- --------------------------------------------------------------------------
Michael A. Kagan                   Managing Director
---------------------------------- --------------------------------------------------------------------------
---------------------------------- --------------------------------------------------------------------------
Kevin Kennedy                      Managing Director
---------------------------------- --------------------------------------------------------------------------
---------------------------------- --------------------------------------------------------------------------
Mark J. McAllister                 Managing Director and Portfolio Manager
---------------------------------- --------------------------------------------------------------------------
---------------------------------- --------------------------------------------------------------------------
David A. Torchia                   Managing Director
---------------------------------- --------------------------------------------------------------------------
AS OF APRIL 30, 2005

No person who is an officer or trustee of the Fund is an officer or director of SaBAM.

Mr. Alan J. Blake is the portfolio manager for the day-to-day management of the Fund. Mr. Blake also is a Senior Portfolio Manager for SaBAM's large cap growth team. He joined SaBAM in 1991 and has 28 years experience in the securities industry. The subadviser's investment team is led by Michael Even, its Chief Investment Officer. Mr. Even joined SaBAM in 1997, and he has 23 years experience in the securities industry.

SaBAM currently serves as investment adviser for the following funds that have an investment objective similar to that of the Fund:

------------------------------- --------------------------------- -------------------- ----------------------
FUND                              RATE OF SABAM'S COMPENSATION     FEES WAIVED UNDER     ASSETS OF FUND AT
                                                                  ADVISORY AGREEMENT?     APRIL 30, 2005
------------------------------- --------------------------------- -------------------- ----------------------
------------------------------- --------------------------------- -------------------- ----------------------
Salomon Small Cap Growth Fund                0.55%                       None          $431.8 million
------------------------------- --------------------------------- -------------------- ----------------------
------------------------------- --------------------------------- -------------------- ----------------------
Smith Barney Large Cap Growth                0.75%                       None          $4.999 billion
Fund
------------------------------- --------------------------------- -------------------- ----------------------

SaBAM does not serve as an investment adviser for hedge funds.

SHARE OWNERSHIP

As of April 30, 2005, the trustees and executive officers of the Fund owned an interest individually and in the aggregate of less than 1% of the Fund's shares. As of April 30, 2005, to the best knowledge of the Funds, no person owned, of record or beneficially, 5% or more of the outstanding shares of the Fund.

                        INVESTMENT SUBADVISORY AGREEMENTS

INFORMATION CONCERNING THE SABAM SUBADVISORY AGREEMENT

The SaBAM subadvisory agreement is substantially similar to the prior AIM subadvisory agreement, except for:

o A change in the effective date (the AIM subadvisory agreement was effective May 1, 2002 and the SaBAM subadvisory agreement was effective on April 4,
     2005)
o    A different fee schedule
o The AIM agreement contains a provision requiring USAllianz Advisers to provide and update as necessary a list of affiliates of the funds of the Trust, a list of restricted securities for the funds of the Trust, and a copy of the current compliance procedures for the funds of the Trust (the SaBAM agreement does not have such a provision)
o The AIM agreement contains a provision requiring the establishment of futures agreements and give-up agreements with a list of designated brokers (the SaBAM agreement does not have such a provision)
o The SaBAM agreement requires SaBAM to provide statistical information upon reasonable request (the AIM agreement does not have such a provision)
o The SaBAM agreement provides that SaBAM may reduce its compensation (the AIM agreement does not have such a provision)
o The SaBAM agreement provides that USAllianz Advisers will provide certain marketing materials to SaBAM for SaBAM's prior review and consent (the AIM agreement does not have such a provision)

The duties that SaBAM is required to perform under its subadvisory agreement with USAllianz Advisers are essentially the same as those provided by AIM under its subadvisory agreement. Accordingly, the Fund receives substantially similar subadvisory services as it received under the AIM subadvisory agreement.

The SaBAM subadvisory agreement provides that, subject to the overall supervision of USAllianz Advisers and the Board, SaBAM is granted full responsibility for the management of the assets of the Fund, in accordance with the Fund's investment objectives, policies and limitations, as stated in its prospectus and statement of additional information. SaBAM agrees to provide reports to USAllianz Advisers and to the Board regarding management of the assets of the Fund in a manner and frequency mutually agreed upon.

The SaBAM subadvisory agreement states that SaBAM will comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board.

Pursuant to the SaBAM subadvisory agreement, SaBAM agrees to seek best execution in executing portfolio transactions. In assessing the best execution available for any transaction, SaBAM will consider all of the factors that it deems relevant, especially the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any. In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, SaBAM may also consider the brokerage and research services provided to the Fund and/or other accounts over which SaBAM exercises investment discretion. SaBAM is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction if, but only if SaBAM determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

Provided the investment objectives of the Fund and applicable law are adhered to, the SaBAM subadvisory agreement permits SaBAM to aggregate sale and purchase orders of securities and other investments held in the Fund with similar orders being made simultaneously for other accounts managed by SaBAM or with accounts of SaBAM's affiliates, if in SaBAM's reasonable judgment such aggregation would result in an overall economic benefit to the Fund. In addition, SaBAM's services under the subadvisory agreement are not exclusive, and SaBAM is permitted to provide the same or similar services to other clients.

In the SaBAM agreement, SaBAM agrees not to disclose the Trust's portfolio holdings to anyone other than USAllianz Advisers, the Trust or the administrator of the Fund.

In connection with securities transactions, SaBAM (or any affiliated person of SaBAM) and any other portfolio manager that is advising an affiliate of the Fund entering into the transaction are prohibited from consulting with each other concerning transactions for the Fund in securities or other assets. The prohibition does not apply to communications in connection with USAllianz Advisers' (i) responsibility for evaluating and monitoring the portfolio manager(s); (ii) determination of the allocation of assets among the portfolio managers; and (iii) investment discretion with respect to the investment of Fund assets not otherwise assigned to a portfolio manager.

The SaBAM subadvisory agreement provides that SaBAM is not liable to USAllianz Advisers, the Fund, the Trust or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that are sustained in the purchase, holding or sale of any security, except: (1) for willful misfeasance, bad faith or gross negligence on the part of SaBAM or its officers, directors or employees, or reckless disregard by SaBAM of its duties under the subadvisory agreement, and (2) to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

The duration and termination provision of the SaBAM subadvisory agreement is identical to that of the AIM subadvisory agreement. Both agreements provide for an initial term of two years from the effective date of the agreement. The agreements are then automatically renewed for successive annual terms, provided such continuance is specifically approved at least annually by (i) the trustees or (ii) by a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the trustees who are not parties to the agreement or "interested persons" (as defined in the 1940
Act) (the "independent trustees") of any party to the agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

The SaBAM subadvisory agreement may be terminated at any time without the payment of any penalty, by USAllianz Advisers, or by the Trust upon the vote of a majority of the trustees or by a vote of the majority of the Fund's outstanding voting securities, each upon 60 days written notice to SaBAM, or by SaBAM at any time without penalty, upon 60 days written notice to the Trust or USAllianz Advisers. The SaBAM subadvisory agreement automatically terminates in the event of its assignment to another party. This termination provision is the same as the termination provision of the AIM subadvisory agreement.

The name "Salomon Brothers Asset Management Inc." may be used by USAllianz Advisers or the Trust with the written consent of SaBAM, but SaBAM may not unreasonably withhold its consent.

SaBAM and USAllianz Advisers agree to treat all information furnished to them in connection with their duties under the SaBAM subadvisory agreement as confidential.

The SaBAM subadvisory agreement provides that for the services rendered, the facilities furnished and the expenses assumed by SaBAM, USAllianz Advisers (out of its fees received from the Fund, in accordance with the terms of the Investment Management Agreement between USAllianz Advisers and the Trust), will pay SaBAM a monthly fee as shown in the following table. Such subadvisory fee is accrued daily and paid to SaBAM monthly.

------------------------------------------------------- ------------------------------------------------------------
                                                                  PERCENTAGE OF AVERAGE DAILY NET ASSETS
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
USAZ Salomon Brothers Large Cap Growth Fund             0.45% first $250 Million
                                                        0.40% next $250 Million
                                                        0.35% over $500 Million
------------------------------------------------------- ------------------------------------------------------------

The AIM subadvisory agreement provided that USAllianz Advisers would pay AIM a monthly fee as shown in the following table.

------------------------------------------------------- ------------------------------------------------------------
                                                                  PERCENTAGE OF AVERAGE DAILY NET ASSETS
------------------------------------------------------- ------------------------------------------------------------
------------------------------------------------------- ------------------------------------------------------------
USAZ AIM Blue Chip Fund                                 0.55% first $500 Million
                                                        0.50% over $500 Million
------------------------------------------------------- ------------------------------------------------------------

The SaBAM subadvisory agreement contains no provisions prescribing limits on the operating expenses of the Trust or Fund.

SUBADVISORY FEES

For the period from May 1, 2002 through April 3, 2005, AIM received $946,731.09 for subadvisory services to the Fund.

If the SaBAM subadvisory agreement had been in effect during the period from May 1, 2002 through April 3, 2005, SaBAM would have received $772,948.07 for subadvisory services for the Fund. This amount would have been 81.64% of the amount received by AIM for the same period.

BOARD CONSIDERATION OF THE SABAM SUBADVISORY AGREEMENT

At an in-person meeting of the Board held on February 26, 2005, the trustees unanimously approved a subadvisory agreement between USAllianz Advisers and SaBAM to appoint SaBAM as subadviser of the Fund. At such meeting, and at a telephonic Board meeting held February 9, 2005, the trustees reviewed materials furnished by USAllianz Advisers, SaBAM and other potential subadvisers.

In reaching its determination, the Board considered the recommendation of USAllianz Advisers that the Board select SaBAM as subadviser to the Fund. The Trust operates pursuant to a "manager of managers" Exemptive Order from the SEC, and USAllianz Advisers, as manager of all of the series of the Trust, is charged with researching and recommending subadvisers for the Trust.

USAllianz Advisers' has adopted policies and procedures to assist it in the process of analyzing each subadviser with expertise in particular asset classes for purposes of making the recommendation that a specific investment adviser be selected. The Board reviews and considers the information provided by USAllianz Advisers in deciding which investment advisers to select. After an investment adviser becomes a subadviser, a similarly rigorous process is instituted by USAllianz Advisers to monitor the investment performance and other responsibilities of the subadviser.

USAllianz Advisers explained to the Board that the primary reason for recommending a change in subadvisers was performance versus peer group. Other factors that were material to the decision to change subadvisers included below average marketing support from AIM.

USAllianz Advisers presented information to the Board regarding several potential subadvisers, providing information such as performance versus peer group for 1, 3, 5 and 10 year periods and rolling averages for one-year periods and statistics such as R2, alpha, beta, standard deviation, up market capture, down market capture, and "style map" information. USAllianz Advisers presented the results of these analyses to the Board. USAllianz Advisers noted that a fund managed by SaBAM which is comparable to the Fund performed very well as measured by the analyses.

USAllianz Advisers noted SaBam's ability to generate good performance, that they use a sector neutral investment style, and that SaBAM has excellent stock selection skills.

USAllianz Advisers also discussed the proposed subadvisory fee payable to SaBAM, and contrasted this to the fee paid to AIM for managing the Fund. It was noted that subadvisory fees would be lower than those currently paid to AIM. The Board was aware that, because the subadviser is paid out of the management fee paid to USAllianz Advisers, a change of subadvisers, in and of itself, would not result in any change in the advisory fees paid by shareholders of the Fund.

Based upon its review, the Board concluded that the fees to be paid to SaBAM were reasonable. Information comparing the expenses under the SaBAM subadvisory agreement and the AIM subadvisory agreement is set forth on page 7 of this Information Statement. USAllianz Advisers, on behalf of the Board, endeavored to obtain information on the anticipated profitability of SaBAM in connection with its relationship with the Fund. USAllianz Advisers was unable to obtain such information. USAllianz Advisers also assured the Board that the agreement with SaBAM was negotiated on an "arm's length" basis, so that arguably, such profitability information should be less relevant to the Board. The Board recognized the difficulty of allocating costs to multiple advisory accounts and products of a large advisory organization. Based upon the information provided, the Board determined that there was no evidence that the level of such profitability attributable to SaBAM subadvising the Fund was excessive.

In reviewing the other various matters listed above, the Board concluded that SaBAM was a recognized firm capable of competently managing the Fund; that the nature, extent and quality of services that SaBAM could provide were at a level at least equal to the services that could be provided by AIM; that SaBAM was staffed with a number of qualified personnel and had significant research capabilities; and that the investment performance of SaBAM (based upon the historical "track records" of a comparable fund) was at least satisfactory.

The trustees noted that the fee schedule in the subadvisory agreement with SaBAM contains "breakpoints" that reduce the fee rate on assets above $250 million. The trustees also noted that the assets in the Fund at the end of 2004 were approximately $136 million. SaBAM may realize certain economies of scale as the Fund grows larger, which may at least be partially reflected in the "breakpoints" described above.

The trustees noted that in the fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints (if any) apply. Depending on the age, size and other characteristics of a particular fund and its manager's cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different managers have different cost structures and service models, it is difficult to draw meaningful conclusions from the breakpoints that may have been adopted by other funds. The trustees also noted that the advisory agreements for many funds do not have breakpoints at all, or if breakpoints exist, they may be at asset levels significantly greater than those of the Fund. Having taken these factors into account, the trustees concluded that the breakpoints in the Fund's subadvisory fee rate schedule were acceptable.

The Board receives quarterly reports on the level of Fund assets. It expects to review the subadvisory agreement with SaBAM, pursuant to the requirements of
Section 15(c) of the 1940 Act, at a meeting to be held prior to December 31, 2005, and will at that time consider: (a) the extent to which economies of scale can be realized, and (b) whether the subadvisory fee should be modified to reflect such economies of scale, if any.

The Board also reviewed SaBAM's code of ethics and noted that SaBAM to date had not been implicated in improper market timing or late trading activities.

The Board, including a majority of the independent trustees, with the assistance of independent counsel to the independent trustees, considered whether to approve the SaBAM subadvisory agreement to add SaBAM as subadviser of the Fund in light of its experience in governing the Trust and working with USAllianz Advisers and the subadvisers on matters relating to the funds of the Trust.

Prior to voting, the trustees reviewed the proposed approval of the portfolio management agreement with USAllianz Advisers and with experienced counsel who are independent of USAllianz Advisers and received a memorandum from such counsel discussing the legal standards for their consideration of the proposed approval. The independent trustees also discussed the proposed approval in private sessions with such counsel at which no representatives of USAllianz Advisers were present. In reaching their determinations relating to the approval of the portfolio management agreement, the trustees considered all factors they believed relevant. The Board based its decision to approve the agreement on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. The trustees determined that the proposed new subadvisory arrangement between SaBAM and USAllianz Advisers was reasonable and in the best interests of the Fund and they approved SaBAM as the Fund's new subadviser effective April 4, 2005. The Board's decision to approve the contract reflects the exercise of its business judgment on whether to approve new arrangements and continue the existing arrangements.

BROKERAGE TRANSACTIONS

SaBAM is primarily responsible for decisions to buy and sell securities for the Fund, the selection of brokers and dealers to effect the transactions and the negotiation of brokerage commissions, if any. Orders may be directed to any broker including, to the extent and in the manner permitted by applicable law, to affiliates of SaBAM.

Purchases and sales of securities on a securities exchange are effected through brokers who charge a negotiated commission for their services. Commission rates are established pursuant to negotiations with the broker based on the quality and quantity of execution services provided by the broker in the light of generally prevailing rates. The allocation of orders among brokers and the commission rates paid are reviewed periodically by the Board.

In the over-the-counter market, securities are generally traded on a "net" basis with dealers acting as principal for their own accounts without a stated commission, although the price of a security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price that includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid.

In placing orders for portfolio securities of the Fund, SaBAM is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that SaBAM seeks to execute each transaction at a price and commission, if any, which provide the most favorable total cost or proceeds reasonably attainable under the circumstances. While SaBAM generally seeks reasonably competitive spreads or commissions, the Fund does not necessarily pay the lowest spread or commission available. In the selection of brokers and dealers to execute portfolio transactions, SaBAM is authorized to consider not only prices and rates of brokerage commissions, but also other relevant factors including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account, the importance to the Fund of speed, efficiency or confidentiality, the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold, any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund, the brokerage and research services provided to the Fund and/or other accounts over which SaBAM or an affiliate of SaBAM exercises investment discretion.

On occasion, when SaBAM determines that the purchase or sale of a security is in the best interest of the Fund as well as its other advisory clients (including any other investment portfolio of the Trust or other advisory account for which SaBAM or an affiliate acts as investment adviser), SaBAM, to the extent permitted by applicable laws and regulations, may aggregate the securities being sold or purchased for the Fund with those being sold or purchased for such other


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customers in order to obtain the best net price and most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, is made by SaBAM in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and such other customers. In some instances, this procedure may adversely affect the price and size of the position obtainable for the Fund.

For the year ended December 31, 2004, the Fund paid aggregate brokerage fees of $102,089.87.

AFFILIATED BROKERAGE COMMISSIONS

Subject to the above considerations, SaBAM may use a broker that is an affiliated person of the Trust, USAllianz Advisers, or a broker that is an affiliated person of SaBAM, to effect transactions on a securities exchange for the Fund ("Affiliated Broker"). In order for an Affiliated Broker to effect any portfolio transactions for the Fund, the commissions, fees or other remuneration received by the Affiliated Broker must be reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time. This standard limits Affiliated Brokers to receiving no more than the remuneration expected to be received by an unaffiliated broker in a commensurate arm's-length transaction. Furthermore, the Board, including a majority of the independent trustees, have adopted or approved procedures for SaBAM which are reasonably designed to ensure that any commissions, fees or other remuneration paid to an Affiliated Broker are consistent with the foregoing standard. Brokerage transactions with Affiliated Brokers also are subject to such fiduciary standards as applicable law imposes on SaBAM and/or its Affiliated Brokers.

In addition, Section 11(a) of the Securities Exchange Act of 1934 provides that member firms of a national securities exchange may not effect transactions on such exchange for the account of an investment company of which the member firm or its affiliate is the investment adviser, except pursuant to the requirements of that Section. The Board has adopted procedures designed to ensure compliance with the requirements of Section 11(a) in order that SaBAM may use an Affiliated Broker in these circumstances.

For the year ended December 31, 2004, the Fund did not effect any transactions through an Affiliated Broker.

                                REPORTS AVAILABLE

Copies of the Trust's annual report and semi-annual report (if available) will be furnished without charge upon request. Such request should be directed to USAllianz Variable Insurance Products Trust, 3435 Stelzer Road, Columbus, Ohio 43219, or if by phone at (877) 833-7113.

To reduce expenses, only one copy of the Trust's annual report, semi-annual report or information statement, as applicable, may be mailed to households, even if more than one person in a household is a contract owner. To request additional copies of the annual report, semi-annual report or information statement, or, if you have received multiple copies but prefer to receive only one copy per household, please call the USAllianz VIP Trust at the above telephone number. If you do not want the mailing of these documents to be combined with those for other members of your household, please contact the USAllianz VIP Trust at the above address or phone number.

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                             ADDITIONAL INFORMATION

The Trust is not required to hold annual meetings of shareholders, and, therefore, the anticipated date of a meeting of shareholders of the Fund cannot be provided. Any shareholder proposal that properly may be included in proxy solicitation materials for a meeting of shareholders must be received by the Trust at least 120 days prior to the date voting instructions or proxy materials are mailed to shareholders.

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